AMENDMENT NO. 3
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of July 27, 1999, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Allianz Life Insurance Company of North America, a Minnesota life insurance company (“LIFE COMPANY”), and Allianz Life Financial Services, LLC (formerly NALAC Financial Plans, LLC and formerly USAllianz Investor Services, LLC) (“UNDERWRITER”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPEARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Attest:	/s/ Gary K. Hall		By:	/s/ Jeffrey W. Kletti

	Name:	Gary K. Hall		Name:	Jeffrey W. Kletti
	Title:	Senior Paralegal		Title:	Vice President, Investments

ALLIANZ LIFE FINANCIAL SERVICES, LLC

Attest:	/s/ Gary K. Hall		By:	/s/ Jeffrey W. Kletti

	Name:	Gary K. Hall		Name:	Jeffrey W. Kletti
	Title:	Senior Paralegal		Title:	Senior Vice President

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